                                                                   Exhibit 10.17

                 RESEARCH COLLABORATION AND LICENSE AGREEMENT
                 --------------------------------------------

         This Research Collaboration and License Agreement (this "Agreement") is entered into as of April 21, 1998 (the "Effective Date") by and between Phytera, Inc. ("Phytera"), a Delaware corporation, and Galileo Laboratories, Inc. ("Galileo"), a California corporation.

                                R E C I T A L S
                                ---------------

         WHEREAS, Phytera owns an inventory of distinct natural product extracts ("Extracts") derived from plant or marine microbes, including a library of [ ]* such Extracts (the "Library") that is the subject matter of this Agreement (Extracts from the Library are sometimes referred to herein as "Library Extracts");

         WHEREAS, Galileo has certain expertise related to the identification of compounds and mixtures of compounds capable of modulating cell energy metabolism; and

         WHEREAS, Phytera wishes to provide its Library to Galileo for screening and Galileo wishes to screen the Library in order to identify and develop pharmaceutical agents for the treatment and prevention of ischemia in humans.

         NOW, THEREFORE, Phytera and Galileo hereby each agree as follows:

1.       Certain Definitions.
         -------------------

         1.1 "Affiliate" means any legal entity (such as a corporation,
              ---------
partnership, or limited liability company) that is controlled by a party. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

         1.2 "Assay" means tests, methods and know-how employed by Galileo to
              -----
identify compounds or mixtures of compounds capable of modulating cell energy metabolism.

         1.3 "Candidate Compound" means a Lead Molecule or a compound
              ------------------
synthesized, identified or produced on the basis of a Lead Molecule that, in the reasonable determination of the Steering Committee pursuant to Section 2.4 (i),
a) exhibits an in vitro activity and profile acceptable for Development, b) exhibits an in vivo activity and profile in a relevant animal model of disease acceptable for Development, c) is potentially patentable or otherwise


___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                      p.1
protectable and does not infringe the intellectual property rights of third parties, d) is one for which a plausible manufacturing strategy can be devised, and e) exhibits an acceptable therapeutic ratio in a 14-day toxicity model compared to the efficacy dose required in an animal model of disease.

         1.4 "Collaborative Research Program" means the collaborative research
              ------------------------------
program described in Article 3 of this Agreement.

         1.5 "Committee" means the Steering Committee charged with oversight of
              ---------
the Collaborative Research Program, as described in Section 2.1 of this Agreement.

         1.6 "Confidential Information" means certain proprietary information
              ------------------------
which may be disclosed by either party to the other pursuant to this Agreement, as described in Section 9.1 hereof.

         1.7 "Development" or "Development Strategy" means the processes, steps
              -------------------------------------
and activities required to advance the pre-clinical or clinical assessment of a Candidate Compound as a potential product, either inside or outside the Field.

         1.8 "Evaluation Period" means, for each distinct batch of Library
              -----------------
Extracts delivered to Galileo, the period of time beginning when the batch is delivered and ending when the Committee determines which Extracts from the batch are to be designated as "Lead Extracts" in accordance with Section 3.6(c) hereof.

         1.9 "Field" means pharmaceutical agents for the treatment and
              ------
prevention of ischemia in humans.

         1.10 "Lead Extract" means a Library Extract that the Committee has,
               ------------
based on its review of the Assays performed by Galileo, determined to possess Requisite Activity.

         1.11 "Lead Molecule" means the specific chemical entity responsible for
               -------------
identified Requisite Activity in a Lead Extract and/or any analogs, derivatives and homologs of such a specific chemical entity which are synthesized, identified or produced on the basis of such specific chemical entity or Lead Molecule derived above.

         1.13 "Patent Rights" means any United States patent application and any
               -------------
divisional, continuation, or continuation-in-part of such patent application (to the extent the claims are directed to subject matter specifically described therein), as well as any patent issued thereon and any reissue or reexamination of such patent, and any foreign counterparts to such patents and patent applications. "Phytera Patent Rights" means Patent Rights that are either (i)
               ---------------------
owned solely by Phytera, (ii) owned jointly by Phytera and a party other than Galileo, (iii) licensed solely to Phytera or (iv) licensed jointly to Phytera and a party other than Galileo, in each case to the extent that Phytera has the ability to license or sublicense the rights required

                                      p.2
under this Agreement. "Galileo Patent Rights" means Patent Rights that are
                       ---------------------
either (i) owned solely by Galileo, (ii) owned jointly by Galileo and a party other than Phytera, (iii) licensed solely to Galileo or (iv) licensed jointly to Galileo and a party other than Phytera, in each case to the extent that Galileo has the ability to license or sublicense the rights required under this Agreement. "Joint Patent Rights" means Patent Rights owned by both Phytera and
            -------------------
Galileo as joint owners. Joint Patent Rights will include (i) Patent Rights claiming Joint Technology and (ii) Patent Rights claiming both Phytera Technology and Galileo Technology in a single filing.

         1.14 "Progression" or "Progression Strategy" means the processes, steps
               -------------------------------------
and activities required to advance a Lead Molecule into a Candidate Compound, either inside or outside the Field. These steps may include various studies to assess the preclinical credentials of a Lead Molecule in terms of in vitro and in vivo activity in relevant pharmacology/disease models, initial studies relating to the synthesis, production, manufacture, formulation, pharmacokinetics, metabolism and toxicity of the Lead Molecule and investigation of the intellectual protection opportunities around the Lead Molecule. Such studies will be reasonably consistent in nature and cost to studies normally conducted within the pharmaceutical and biotechnology industries in order to advance a Lead Molecule into a Candidate Compound. These steps may also include synthesis, acquisition or production of analogs, derivatives and homologs of the Lead Molecule in order to optimize the pharmaceutical credentials of the Lead Molecule and to define and optimize the intellectual protection opportunities stemming from the Lead Molecule.

         1.15 "Requisite Activity" means desired biological activity observed in
               ------------------
Library Extracts during Assays, as determined by the Committee pursuant to
Section 2.4(f) of this Agreement.

         1.16 "Technology" means any proprietary development, idea, design,
               ----------
concept, technique, process, invention, research material, discovery, or improvement, whether or not patentable or copyrightable. "Phytera Technology"
                                                          ------------------
means Technology that is either (i) owned or invented or discovered solely by Phytera, (ii) owned jointly by Phytera and a party other than Galileo, (iii) licensed solely to Phytera or (iv) licensed jointly to Phytera and a party other than Galileo, in each case to the extent that Phytera has the ability to license or sublicense the rights required under this Agreement. "Galileo Technology"
                                                         ------------------
means Technology that is either (i) owned or invented or discovered solely by Galileo, (ii) owned jointly by Galileo and a party other than Phytera, (iii) licensed solely to Galileo or (iv) licensed jointly to Galileo and a party other than Phytera, in each case to the extent that Galileo has the ability to license or sublicense the rights required under this Agreement. "Joint Technology" means
                                                         ----------------
Technology that is developed or discovered jointly by one or more employees or consultants of Galileo and one or more employees or consultants of Phytera in connection with and pursuant to the Collaborative Research Program, including specifically but without limitation all Lead Extracts, Lead Molecules and Candidate Compounds.

                                      p.3

2.       Management of Collaborative Research Program.
         --------------------------------------------

         2.1 Steering Committee. The parties hereby create a Steering Committee
             ------------------
(the "Committee") which shall consist of four (4) members, two (2) of whom shall be designated by Phytera and two (2) of which shall be designated by Galileo. The members initially designated by Phytera are Dr. Malcolm Morville, its CEO, and Christopher Pazoles, Vice President of Research, and the members initially designated by Galileo are Dr. Guy Miller, its CEO, and Josef Baumgartner, Director of BioInformatics. If any member of the Committee dies, resigns, or becomes incapacitated, the party which designated such member shall designate his or her successor (whose term shall commence immediately), and any party may withdraw the designation of any of its members of the Committee and designate a replacement (whose term shall commence immediately) at any time by giving notice of the withdrawal and replacement to the other party. The Committee shall designate one or more of its members to act as secretary for the Committee.

         2.2 Meetings of the Committee. Regular meetings of the Committee shall
             -------------------------
be held within forty-five (45) days of the end of each calendar quarter, or at such other times as the parties may deem appropriate, at such times and places as the members of the Committee shall from time to time agree. Special meetings of the Committee may be called by either party on fourteen (14) days written notice to the other party unless notice is waived by the parties. All meetings shall alternate between the offices of the parties unless the parties otherwise agree. Discussions among Committee members shall not constitute an official Committee meeting unless either (i) written notice has been furnished to each Committee member at least fourteen (14) business days prior to such meeting or
(ii) each Committee member executes a written waiver of such notice.

         2.3 Actions By the Committee. A quorum of the Committee shall be
             ------------------------
present at any meeting of the Committee if at least three members are present at such meeting in person or by telephone. If a quorum exists at any meeting, the unanimous consent of all members of the Committee present at such meeting is required to take any action on behalf of the Committee. In no event shall any action (other than a determination not to proceed to Phase II, as described in Section 3.7 below, which may occur upon the vote of any two Committee members) be taken by the Committee if there is other than unanimous consent. Unless otherwise specifically stated to the contrary herein, no individual party shall purport to act on behalf of the other party unless and then only to the extent authorized to do so by the Committee.

         2.4 Responsibilities of The Committee. The Committee shall be
             ---------------------------------
responsible for the day-to-day conduct, progress and evaluation of the Collaborative Research Program and its activities, including, without limitation:

                                      p.4

          (a) managing all technical aspects of the Collaborative Research Program;

          (b)   resolving matters involving scientific questions;

          (c)   review of results of Assays performed by Galileo on the initial
                [            ]* Extracts from the Library through Phase I of the
                Collaborative Research Program, as described in Section 3.6 below;

          (d)   following the conclusion of Phase I, determining
                whether to proceed with screening of the remaining [         ]*
                Library Extracts in Phase II, as described in Section 3.8 below;

          (e) determining the criteria of significant biological activity ("Requisite Activity") necessary for a Library Extract following the completion of Assays to qualify as a Lead Extract and determining whether any given Library Extract qualifies as a Lead Extract;

          (f) in the event that Requisite Activity is identified in any Library Extract and any such Library Extract is designated by the Committee as a Lead Extract, to determine whether and how to initiate Deconvolution (as defined below) of such Lead Extract(s);

          (g) rank ordering of Lead Extracts based upon various criteria, including without limitation potency, scale-up potential and toxicity, the purpose of which will be to subject the highest ranked Lead Extracts to successive chemical isolation and identification technologies ("Deconvolution") to identify specific chemical entities ("Lead Molecules") that are responsible for the observed Requisite Activity;

          (h) responsibility for Progression tactics and commercialization strategy for Lead Molecules or Candidate Compounds, including the determination of whether to enter into a development agreement between the parties for any Lead Molecules or Candidate Compounds;

           (i) determining the criteria for acceptance, in general, of a Lead Molecule as a Candidate Compound acceptable for Development, including (i) in vitro activity and profile, (ii) in vivo activity and profile in a relevant animal model of disease,
                (iii) potential to patent or otherwise protect the intellectual property rights around the Lead Molecule without


__________________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for wich confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                      p.5
                infringing the intellectual property rights of third parties,
                (iv) the likelihood of devising a plausible manufacturing strategy for the Lead Molecule, and (v) the therapeutic ratio for toxicity in a 14-day toxicity model compared to the efficacy dose required in an animal model of disease. Such determinations shall be consistent with usual and customary practices in the pharmaceutical and biotechnology industries.

          (j) subsequent to the receipt of notice pursuant to Section 5.2, determination of whether a Lead Molecule or compound satisfies the criteria established for a Candidate Compound

     2.5  Committee Reports. Within ten (10) days following each meeting of
          -----------------
the Committee held pursuant to Section 2.2, the secretary of the Committee shall prepare and send to each party a written report of actions taken at the meeting in such form and containing such detail as shall be determined by the Committee.

     2.6  Deadlock. In the event that the Committee cannot reach agreement
          --------
within sixty (60) days as to any matter that is subject to its decision-making authority, the matter shall be referred to binding arbitration in accordance with the procedures set forth in Article 12; provided, however, that such arbitration shall not apply to any deadlock in connection with whether to proceed with Phase II screening of Extracts, as described in Section 3.8 below.

3.   Conduct of Collaborative Research Program.
     -----------------------------------------

     3.1  Objective of Collaboration. The overall objective of this Agreement
          --------------------------
is to discover and develop compounds that demonstrate potential as human pharmaceutical agents for treatment and prevention of ischemia (sometimes also referred to herein as the "Program").

     3.2  Responsibilities of Each Party. Each of the parties shall have the
          ------------------------------
general responsibilities for research and development tasks as are described in detail in Appendix A. However, the Committee shall have discretion to allocate
          ----------
specific research and development tasks in a particular situation to the party that has the best current capability, capacity, and desire to complete the task and advance the objectives of the Program, irrespective of whether that task comes within the general responsibilities assigned to that party. If the members of the Committee disagree on whether a party should participate in a particular task, the task will be assigned to the party who has general responsibility for such activities as set forth on Appendix A. Galileo agrees to conduct all Assays
                                ----------
of the delivered Extracts, its assigned Deconvolution tasks and all other actions required of it in connection with the Program expeditiously and in a scientifically sound manner. Phytera also agrees to deliver all Extracts

                                      p.6
on a timely basis and to conduct its assigned Deconvolution tasks and all other actions required of it in connection with the Program expeditiously and in a scientifically sound manner.

         3.3 Reports and Records. Each party agrees to promptly and regularly
             -------------------
communicate to the other party all research results from the Program, including quarterly reports to the Committee detailing all tests conducted and results obtained by such party in connection with the Program. Each party shall prepare and maintain adequate records, including bound laboratory notebooks maintained in accordance with standard scientific procedures, containing all appropriate data reflecting all research results from the Program. In addition, each party shall retain under appropriate conditions any necessary or desirable samples of research materials that are developed or used in the Program.

         3.4 Grant of License. For the duration of the term of this Agreement,
             ----------------
Phytera hereby grants to Galileo an exclusive, worldwide license in the Field (without the right to sublicense) under the Phytera Patent Rights and the Phytera Technology to (i) test Library Extracts for assay interference prior to the initiation of Phase I (as described in Section 3.5 below), (ii) test, screen and perform Assays on any and all Library Extracts in order to determine which, if any, of the Library Extracts (or combinations thereof) possesses Requisite Activity and (iii) if duly authorized by the Committee, to perform necessary research and development tasks associated with Deconvolution of Lead Extracts, each as set forth in detail on Appendix A.
                               ----------
         3.5 Pilot Phase.
             -----------

             (a) Commencement of Pilot Phase/Delivery of Extracts. The
                 ------------------------------------------------
parties agreed that it is desirable to test the compatibility of the Assays and the Extracts prior to committing resources to the full research program contemplated by this Article 3. Consequently, in order to facilitate such
testing, Phytera delivered [      ]* Extracts (the "Pilot Extracts") to Galileo
on or about [      ]*, and Galileo acknowledges receipt thereof.

             (b) Conduct of Initial Screens. Promptly following receipt of
                 --------------------------
the Pilot Extracts, Galileo did (i) test such Pilot Extracts for activity to ensure that Assays are optimally configured for screening and (ii) begin to evaluate the Pilot Extracts for assay interference. In the event that such interference is identified, Galileo shall attempt to modify its Assays as necessary in order to enable successful completion. Galileo shall promptly notify the Committee of any modification so implemented. As of the Effective Date, the Pilot Extract evaluation has not been completed, but sufficient analysis has been conducted to ensure that there is adequate compatibility between the Assays and Pilot Extracts to conclude that the Program can be successfully pursued and should proceed. Upon the completion of the


__________________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for wich confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                      p.7
evaluation of the Pilot Extracts, Galileo shall promptly provide to the Committee a detailed description of all evaluations performed and all Assays successfully conducted. All such information disclosed by Phytera and Galileo shall be deemed Confidential Information and, as such, is subject to the restrictions set forth in Article 7 hereof.

         3.6   Phase I.
               -------

               (a)  Delivery of Phase I Extracts. Phase I of the Collaborative
                    ----------------------------
Research Program shall commence as soon as is practical following the delivery of the Initial Phase I Extracts by Phytera to Galileo. It is anticipated that
the initial portion of Phase I shall commence on or about [        ]*, although
Phase I may commence on such other date as shall be designated by the Committee. Prior to the Effective Date, Phytera has delivered and Galileo hereby
acknowledges receipt of [        ]* Extracts, including [        ]* Pilot
Extracts. As soon as is practical following the Effective Date, Phytera shall
promptly deliver an additional [        ]* plant cell and marine microbe culture
extracts for a total of [ ]* Extracts (the "Initial Phase I Extracts") to
Galileo. Phytera shall then deliver an additional [        ]* plant and marine
extracts (the "Final Phase I Extracts" and, collectively with the Initial Phase
I Extracts, the "Phase I Extracts") on or about [        ]*, or such other date
as shall be specified by the Committee. Phase I shall consist of (i) Assays (Phase I Assays") on Phase I Extracts and (ii) if determined in the sole discretion by the Committee, Deconvolution of Lead Extracts identified from Phase I Extracts.

               (b)  Conduct of Phase I Assays. Promptly following the receipt
                    -------------------------
of each batch of Phase I Extracts, Galileo shall screen such Extracts in accordance with the procedures set forth on Appendix A hereto. Galileo shall
                                            ----------
promptly report to Phytera each Extract in which its Assays detect signs of Requisite Activity.

               (c)  Identification and Labeling of Lead Extracts. Promptly
                    --------------------------------------------
following the conclusion of Phase I Assays on each of the Initial Phase I Extracts and the Final Phase I Extracts, respectively, Galileo shall provide a detailed report of all Assays conducted to the Committee. Within thirty (30) days from the date of Galileo's report described above, the Committee shall meet to review the results of all of the Assays conducted up to that point and evaluate the overall progress of the Program. The Committee shall in its sole discretion label each Library Extract (or combination thereof) determined by the Committee to possess Requisite Activity as a "Lead Extract", provided, however,
that in no event may more than [        ]* Extracts from Phase I be labeled as
Lead Extracts without Phytera's written consent. At such time as a Library Extract is labeled a "Lead Extract," Phytera shall no longer provide such Library Extract to any third party without Galileo's prior written consent.

         3.7   Continuation of Program Following Phase I Assays. At the final
               ------------------------------------------------
meeting held


__________________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for wich confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                      p.8
to evaluate the Final Phase I Extracts (or at one or more meetings to be held on a later date) the Committee shall select, in its sole discretion, one of the following actions:

          (i) to proceed only with the Deconvolution of any or all of the Lead Extracts identified from the Assays conducted to date;

          (ii) to proceed with the Deconvolution of any or all of the Lead Extracts identified from the Assays conducted to date and to
                initiate the screening of the [        ]* Extracts remaining
                from the Library ("Phase II," as described in Section 3.8 below); or

          (iii) regardless of whether or not any Lead Extracts have been identified following completion of the Phase I Assays, to forego the Deconvolution of such Lead Extracts and proceed directly to
                screening of the remaining [        ]* Library Extracts in Phase
                II.

          3.8   Phase II.
                --------

                (a) Commencement of Phase II. In the event that the Committee
                    ------------------------
determines to proceed with Phase II of the Collaboration Program, Phase II shall commence within 30 days following the Committee's determination to so proceed. Phase II shall consist of (i) Assays ("Phase II Assays") on the Phase II Extracts (as defined in subsection (b) below) and (ii) if determined in the sole discretion of the Committee, Deconvolution of Lead Extracts identified from the Phase II Extracts.

                (b) Conduct of Phase II Assays. In the event that the
                    --------------------------
Committee elects to proceed with the Phase II Assays, Phytera shall deliver
promptly to Galileo in one batch all of the [        ]* remaining Library
Extracts (the "Phase II Extracts"). Galileo shall use all reasonable efforts to conduct the Phase II Assays in an expeditious and scientifically sound manner.

                (c) Identification and Labeling of Lead Extracts. Promptly
                    --------------------------------------------
following the conclusion of Phase II Assays on each of the Phase II Extracts, respectively, Galileo shall provide a detailed report of all Assays conducted to the Committee. Within thirty (30) days from the date of Galileo's report described above, the Committee shall meet to review the results of all of the Assays conducted up to that point and evaluate the overall progress of the Program. The Committee shall in its sole discretion label each Library Extract (or combination thereof) determined by the Committee to possess Requisite Activity as a "Lead Extract", provided, however, that in no event may more than
[        ]* Extracts from Phase II be labeled as Lead Extracts without Phytera's written consent. At such time as a


__________________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for wich confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                      p.9

Library Extract is labeled a "Lead Extract," Phytera shall no longer provide such Library Extract to any third party without Galileo's prior written consent.

         3.9  Deconvolution of Lead Extracts. In the event the Committee
              ------------------------------
determines to undertake Deconvolution activities, those Lead Extracts designated for Deconvolution by the Committee, whether during Phase I or Phase II, shall be rank ordered by the Committee based upon certain criteria developed in advance by the Committee, which criteria shall include without limitation potency, scale-up potential and toxicity. In descending rank-order, each such Lead Extract shall be subjected to Deconvolution in order to identify the specific chemical entities ("Lead Molecules") that are responsible for the desired Lead Extract biological activity. Responsibilities of each party during the Deconvolution process are set forth in detail on Appendix A. Following structural identification of Lead Molecules, further development of Lead Molecules shall be subject to the provisions of Section 5 below. In the event that, following Deconvolution, a Lead Extract is determined not to contain a Lead Molecule or if, after reasonable effort a Lead Molecule cannot be deconvoluted, or in the event a Lead Extract has not entered into Deconvolution
within [         ]* of designation by the Committee as a Lead Extract, any
encumbrances placed upon Phytera's use of such Lead Extract outside this Agreement shall lapse and Phytera shall be free to use the Lead Extract in other research programs.

4.       Term; Early Termination of Program.
         ----------------------------------

         4.1 Term. This Agreement shall commence on the Effective Date and shall
             ----
continue until the earliest to occur of (i) the execution and delivery by both parties of a final agreement regarding the development of Candidate Compounds identified pursuant to the Program in accordance with Sections 5.2 or 5.3 below or (ii) the termination of the Program pursuant to this Sections 4.2, 4.3, 4.4 or 4.5 below.

         4.2 Lack of Merit. The Program shall terminate immediately in the event
             -------------
of a decision by the Committee to terminate the Program for lack of scientific or business merit. For purposes of this Section 4.2, in the event the activities described in Article 3 are completed and an agreement regarding the development of Candidate Compounds, as described in Section 4.1(i) has not been executed and is not being actively negotiated, the conditions constituting such lack of scientific or business merit shall be deemed to have been met and either party may terminate this Agreement upon 30 days written notice.

         4.3 Termination Upon Default. In the event that either party commits a
             ------------------------
material breach of its obligations under this Agreement and fails to cure that breach within sixty (60) days after receiving written notice thereof, the nonbreaching party may terminate this Agreement immediately upon written notice to the party in breach.

                                      p.10

     4.4  Force Majeure. Neither party will be responsible for or considered
          -------------
in breach of this Agreement because of delays resulting from acts beyond the control of such party, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder with reasonable dispatch whenever such causes are removed.

     4.5  Bankruptcy. If during the term of this Agreement, either party
          ----------
files a voluntary petition in bankruptcy, is adjudicated as bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within 60 days after an involuntary petition in bankruptcy filed against it, then this Agreement may be immediately terminated by the other party, with notice.

     4.6  Effect of Termination. Except as otherwise agreed by the parties,
          ---------------------
upon the expiration or termination of this Agreement, all of the provisions of this Agreement shall immediately terminate, except that this Section 4.6 and Articles 5 (Development of Joint Technology), 7 (Intellectual Property) and 9 (Confidentiality) of this Agreement shall survive in their entirety. Further, in the event that issues arise or decisions must be reached subsequent to the termination of this Agreement that would, were this Agreement still in effect, fall within the authority of the Steering Committee, then the party that first becomes aware of such issue or need for a decision shall so notify the other in writing, and the parties shall meet within 60 days of such notice to address such issue or reach such decision in accordance with the responsibilities and authorities of the Steering Committee as defined in this Agreement. Upon termination, except as may otherwise be agreed by the parties:

     (i) In the event that either party terminates this Agreement pursuant to Sections 4.2 or 4.4 above,

          (a) Galileo shall have no further rights under the Phytera Patent Rights or Phytera Technology;

          (b) Phytera shall have no further rights under the Galileo Patent Rights or Galileo Technology, and;

          (c) Each party shall retain its equal one-half (1/2) joint ownership interest in any Joint Patent Rights or Joint Technology in the Field.

     (ii) In the event that Phytera shall terminate this Agreement pursuant to Sections 4.3 or 4.5 above, Galileo

          (a) hereby grants to Phytera an exclusive, perpetual, worldwide, royalty-free license (with the right to sublicense) in the Field under Galileo's interest in the Joint Patent Rights and the Joint Technology for

                                     P.11
                research, development, and to make, have made, use, sell and import Joint Technology and products comprising or derived from or developed utilizing the Joint Patent Rights or the Joint Technology; and

          (b) agrees to use reasonable commercial efforts at such time to assist Phytera's use of such Joint Patent Rights and Joint Technology.

          (iii) In the event that Galileo shall terminate this Agreement pursuant to Sections 4.3 or 4.5 above, Phytera shall grant to Galileo,

          (a) a nonexclusive, perpetual, worldwide, royalty-free license (with right to sublicense) in the Field under Phytera's interest in the Phytera Patent Rights and the Phytera Technology to make, have made and use those Lead Extracts delivered to Galileo on or
                                        ----
                prior to the date of such termination by Galileo; and

          (b) an exclusive, perpetual, worldwide, royalty-free license (with the right to sublicense) in the Field under Phytera's interest in the Joint Patent Rights and the Joint Technology for research, development, and to make, have made, use, sell and import Joint Technology and products comprising or derived from or developed utilizing the Joint Patent Rights or the Joint Technology.

5.   Development of Joint Technology.
     -------------------------------

     5.1. Progression of Lead Molecules. Within ninety (90) days following the
          -----------------------------
identification of one or more Lead Molecules, and upon notice by one party to the other, the Committee shall determine a Progression Strategy for applications of such Lead Molecules. Such Progression Strategy may involve one of the following with respect to each such Lead Molecule:

     (i) joint Progression of such Lead Molecules by Galileo and Phytera into one or more Candidate Compounds; or

     (ii) independent Progression of such Lead Molecules by either Galileo and /or Phytera into one or more Candidate Compounds.

     In the event that the Committee cannot agree on the appropriate Progression Strategy, Galileo and Phytera shall each be free to elect to proceed under clause 5.1(ii) above.

     5.2  Development of Candidate Compounds. Regardless of the Progression
          ----------------------------------
Strategy agreed upon pursuant to Section 5.1 above, at any time a party determines that a Lead Molecule has developed into a Candidate Compound, such party shall promptly notify the

                                     P.12
other party and within 90 days of such notice the parties shall attempt to agree upon the Development Strategy to be employed with respect to such Candidate Compound. The Development Strategy to be employed may include any one of the following:

     (i)   joint Development of one or more selected Candidate Compounds;

     (ii)  independent Development of the same Candidate Compound by each party;
           or

     (iii) independent Development of a different Candidate Compound by a party.

     In the event the parties cannot agree on the appropriate Development Strategy, each party shall be free to independently develop such Candidate Compound under Section 5.2(iii) above.

     5.3   Support during Progression of a Lead Molecules. The parties agree to
           ----------------------------------------------
support each other during Progression of Lead Molecules, regardless of the Progression Strategy agreed upon pursuant to Section 5.1 above, as follows:

     (i) Phytera will use reasonable commercial efforts to provide extracts and natural products chemistry support to Galileo; and

     (ii) Galileo will use reasonable commercial efforts, (i) to perform Assays on Lead Molecules and analogs of compounds derived from Lead Molecules by acquisition, medicinal chemistry, combinatorial chemistry synthesis or other technologies provided by Phytera, and
           (ii) at Galileo's discretion, to perform such testing in relevant animal models.

Neither party shall be required to provide support in excess of [ ]* full time equivalents ("FTEs") per year to render the support contemplated in this Section 5.3, provided that, in the event that either party does not have the in-house capacity at the time support is requested to provide such support, such party will have a reasonable amount of time to secure or acquire the needed capacity, including but not limited to the recruitment of additional staff.

     5.4  Cost Reimbursement for Support during Progression of Lead Molecules.
          -------------------------------------------------------------------
Each party shall reimburse the other its reasonable costs incurred in providing the support described above during Progression of a Lead Molecules to a Candidate Compounds. Each party that provides such support shall prepare and submit invoices to the other according to a schedule agreed upon by the Committee, such invoices to be due and payable within thirty (30) days of receipt.

_________________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                     p.13

     5.5  Reimbursement of Costs Incurred during Progression of Lead Molecules;
          --------------------------------------------------------------------
Payment of Development Costs. In the event the parties agree to proceed with the
----------------------------
Development of one or more Candidate Compounds pursuant to Section 5.2 (i) or
Section 5.2 (ii) above, the party responsible for Progression of the chosen Candidate Compounds from a Lead Molecule will be reimbursed 50% of its total, fairly allocated costs incurred during such Progression by the other party, including but not limited to costs incurred related to support provided by the other party during such Progression. In the event the parties agree to jointly proceed with Development of a Candidate Compound pursuant to Section 5.2 (i), each party shall be obligated to pay fifty percent (50%) of the costs of Development. In the event the parties agree to independently proceed with Development of the same Candidate Compound, each party shall pay its own costs of such Development. In the event the parties do not agree on the Development Strategy and a party elects to independently proceed with the Development of Candidate Compound pursuant to Section 5.2 (iii) above, such party shall pay the costs of Development and no reimbursement will be due with regard to such Candidate Compound (either for its Progression or its Development) provided that if either party elects to Develop a Candidate Compound that was progressed from a Lead Molecule to a Candidate Compound by the other party, who does not agree to proceed with the Development of such Candidate Compound, the party responsible for Progression of the chosen Candidate Compounds from a Lead Molecule will be reimbursed 50% of its total, fairly allocated costs incurred during such Progression by the party electing to Develop said Candidate Compound, including but not limited to costs incurred related to support provided by the other party during such Progression, and the party electing to Develop said Candidate Compound shall pay all costs of Development.

     5.6  Support during Pre-Clinical Development of a Candidate Compounds.
          ----------------------------------------------------------------
In the event the parties elect to proceed with the Development of Candidate Compounds pursuant to Section 5.2 (i) or Section 5.2 (ii) above, the parties agree to provide the support described in Section 5.3 above to each other during the pre-clinical Development of a Candidate Compounds to the point of filing an Investigational New Drug ("IND") application with the Food and Drug Administration ("FDA"), or equivalent filing outside the United States. The following provisions shall apply in the event the parties elect to proceed with the Development of Candidate Compounds pursuant to Section 5.2 (iii) above;

     (i) if the Development programs being pursued by the parties are considered by either party to be competitive (defined as targeting the same or very similar clinical indications), the parties shall be under no obligation to provide the support described in Section 5.3 with regard to such Candidate Compounds,

     (ii) if the Development programs being pursued by the parties are not considered by either party to be competitive (defined as in 5.6(i) above), the parties shall provide the support described in Section 5.3 with regard to such Candidate Compounds.

     5.7  Support during Clinical Development of Candidate Compounds. In the
          ----------------------------------------------------------
event the

                                     p.14
parties elect to proceed with the Development of Candidate Compounds pursuant to
Section 5.2 (i) or Section 5.2 (ii) above, the parties agree to provide the support described in Section 5.3 above to each other during the clinical Development of Candidate Compounds. The following provisions shall apply in the event the parties elect to proceed with the Development of Candidate Compounds pursuant to Section 5.2 (iii);

     (i) if the Development programs being pursued by the parties are considered by either party to be competitive (defined as targeting the same or very similar clinical indications) the parties shall be under no obligation to provide the support described in Section 5.3 with regard to such Candidate Compounds,

     (ii) if the Development programs being pursued by the parties are not considered by either party to be competitive (defined as in 5.7(i) above) the parties shall provide the support described in Section 5.3 with regard to such Candidate Compounds.

     5.8  Cost Reimbursement for Support during Development of Candidate
          --------------------------------------------------------------
Compounds. Each party shall reimburse the other its fairly allocated costs
---------
incurred in providing the support described in Sections 5.6 and 5.7 above during the Development of Candidate Compounds. Each party that provides such support shall prepare and submit invoices to the other according to a schedule agreed upon by the Committee, such invoices to be due and payable within thirty (30) days of receipt.

     5.9  Rights to Joint Technology. The parties shall share rights to Joint
          --------------------------
Technology as follows:

     (i) in the event the parties continue to jointly collaborate on the Development of Candidate Compounds each party will have an equal one-half (1/2) ownership interest in the Joint Technology related to such Candidate Compounds, and the parties shall agree on the appropriate commercialization strategy.

     (ii) in the event the parties elect to Develop the same chosen Candidate Compounds independently pursuant to Section 5.2 (ii) above or cannot agree on the appropriate commercialization strategy under Section 5.9
          (i) above, the rights to commercialize products derived from such Candidate Compounds, including but not limited to the right to license third parties and subject to the license agreement described in
          Section 5.10 below, shall be as follows:

          (a) Galileo shall have exclusive commercialization rights in the Field in North America and outside the Field in Europe;

          (b) Phytera shall have exclusive commercialization rights in the Field in Europe and outside the Field in North America (subject to Section 5.11 below); and

                                     p.15

           (c) the parties shall have coexclusive commercialization rights equally in the rest of the world.

     (iii) in the event a party elects to Develop a Candidate Compound independently pursuant to Section 5.2 (iii) above, such party shall have exclusive worldwide rights (including the right to sublicense) to products derived from such Candidate Compound(s) it has independently developed subject to the license agreement described in Section 5.10 below, provided that, in the event that such party enters into any agreement of any type with a third party related to the Development or commercialization of said Candidate Compounds (the "Third Party Agreement"), the following terms shall apply;

     (a) in the event the Third Party Agreement is entered into prior to the initiation of Phase II clinical trials in the U.S. or the equivalent outside the U.S. for such Candidate Compounds, the other party to this Agreement shall be entitled to [ ]* of the consideration, including but not limited to upfront payments, milestone payments and royalties, to which the licensing party becomes entitled pursuant to the Third Party Agreement, excluding only a) the sale of equity or debt securities by the licensing party to the third party pursuant to the Third Party Agreement or b) funding received by the licensing party in direct support of research and development activities or reimbursement of expenses directed to the Candidate Compounds; and

     (b) in the event the Third Party Agreement is entered into subsequent to the initiation of Phase II clinical trials in the U.S. or the equivalent outside the U.S. for such Candidate Compounds, the other party to this Agreement shall be entitled to royalties as described in Section 5.10(ii) below.

     5.10  License Agreement. In the event that the parties become entitled to
           -----------------
commercialization rights as described in Sections 5.9 (ii) or 5.9 (iii) above, the parties shall enter into a License Agreement that provides that a royalty shall be payable as follows:

           (i)  in the event that commercialization rights are governed by
                Section 5.9 (ii) above, the royalty rate shall reflect each party's relative contribution to the development of the Candidate Compounds. In the event either party licenses its rights to a third party, the royalty rate so determined shall apply to the net sales of such third party.

           (ii) in the event rights are governed by Section 5.9 (iii) above and

                (a) if no support (as described in Section 5.3) has been provided pursuant to

__________________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                     p.16

                    Sections 5.6(ii) or 5.7(ii), the royalty rate shall reflect industry standard terms taking into account each party's relative contribution to the development of such Candidate Compounds, or:

               (b) if support (as described in Section 5.3) has been provided pursuant to Sections 5.6(ii) or 5.7(ii) and the party receiving such support does not enter into a Third Party Agreement or enters into a such an agreement pursuant to
                    Section 5.9(iii)(b) above, the royalty rate shall reflect industry standard terms taking into account each party's relative contribution to the development of such Candidate Compounds, increased by [ ]* to reflect the additional contribution made by the party providing such support. In the event such support has been provided and the party receiving such support enters into a Third Party Agreement pursuant to Section 5.9(iii)(a) above, the party providing such support shall be entitled to [ ]* of the royalty to which the licensing party becomes entitled pursuant to the Third Party Agreement.

     5.11  Development of Nutritional and Organ Preservation Applications.
           --------------------------------------------------------------
Phytera hereby grants to Galileo an option to exclusively license for development and commercialization Phytera's interest in any Lead Extracts, Lead Molecules, Candidate Compounds or other Joint Technology for nutritional, organ and tissue preservation applications. Upon written notice by Galileo of its exercise of such option, which shall be received by Phytera within sixty (60) days following the designation by Galileo of such Lead Extract, Lead Molecules, Candidate Compounds or other Joint Technology having such applications, Phytera and Galileo shall enter into good faith negotiations with respect to such exclusive license. The terms of such license agreement to be negotiated shall contain customary and commercially reasonable terms, in light of typical license agreements in the particular industry involved. In the event that the parties are unable reach final agreement on the terms of the license agreement within one hundred twenty (120) days following the commencement of good faith negotiations, the matter shall be submitted to binding arbitration in accordance with Section 12 below.

6.   Allocation of Program Expenses through Identification of Lead Molecules.
     -----------------------------------------------------------------------

     6.1   Extract Production and Screening Costs. Each party shall bear the
           --------------------------------------
costs of its own activities performed in connection with the initial screening of and performance of Assays on Library extracts. Phytera shall be responsible for all costs associated with the production of Library Extracts and the furnishing of such Extracts to Galileo for evaluation. Galileo shall be responsible for all costs associated with performance of the Assays and

______________________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which Confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                     p.17
reporting results to the Committee.

     6.2   Deconvolution. Each party shall pay fifty percent (50%) of the
           -------------
aggregate costs incurred in connection with the conduct of Deconvolution on Lead Extracts and the designation of Lead Molecules, including without limitation fully loaded costs of all employees and/or consultants and all out-of-pocket expenses (collectively, "Deconvolution Costs"). After the commencement of Deconvolution activities, each party shall on a calendar quarter basis prepare a report to the Committee detailing all Deconvolution Costs incurred by it during such quarter and aggregate Deconvolution Costs less reimbursements hereunder. To the extent that any such report shows aggregate Deconvolution Costs incurred by
one party in an amount exceeding those incurred by the other by at least [   ]*,
the party incurring the lesser Deconvolution Costs shall, within [      ]* after
receipt of such report, reimburse the party incurring the greater costs to the extent that such other party's Deconvolution Costs exceed 50% of the aggregate Deconvolution Costs incurred by both parties. Estimates of costs associated with their respective tasks, as such tasks are set forth in detail on Appendix A,
                                                                 ----------
shall be furnished by both Phytera and Galileo as soon as practicable following a determination by the Committee to undertake Deconvolution with respect to a Lead Extract. Such estimates shall be approved in advance by the Committee, and precise terms of cost reimbursement shall be stated in writing by the Committee prior to commencement of Deconvolution.

7.   Ownership and Management of Intellectual Property.
     -------------------------------------------------

     7.1  Intellectual Property Developed Outside of the Program. Except as
          ------------------------------------------------------
expressly set forth in this Agreement, neither party shall have any rights in Patent Rights and Technology that is developed or discovered by the other party prior to the Effective Date or outside of the context of the Program. For example, Phytera shall have sole ownership of all right, title, and interest in Library Extracts provided to Galileo, and Galileo shall have sole ownership of all right, title and interest in Assays developed by Galileo. Each party shall have sole responsibility for and control over Patent Rights claiming any of its Technology that was developed or discovered prior to the Effective Date or outside of the Program. Neither party shall have any right to review and comment on such Patent Rights of the other party.

     7.2  Ownership of Intellectual Property Arising From the Program.
          -----------------------------------------------------------
Ownership of Patent Rights and Technology arising from the Program shall be allocated in the following manner:

     (i) Phytera shall have sole ownership of all right, title, and interest in Phytera Patent Rights and Phytera Technology;

________________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                     p.18

     (ii) Galileo shall have sole ownership of all right, title, and interest in Galileo Patent Rights and Galileo Technology; and

     (iii) Phytera and Galileo shall have joint ownership of all right, title, and interest in Joint Patent Rights and Joint Technology, which shall be subject to the provisions of Article 5 hereof.

Each party shall ensure that its employees, consultants, agents, and representatives are contractually required to assign to such party all Patent Rights and other rights in Technology arising from the Program and to promptly disclose to such party all patentable inventions within that Technology.

     7.3   Notice of Intellectual Property Arising From the Program. Each party
           --------------------------------------------------------
shall provide prompt written notice to the Committee of the internal disclosure of any significant Technology developed by its personnel in connection with the Program.

     7.4   Responsibility for Patent Rights Arising from the Program. Phytera
           ---------------------------------------------------------
shall be responsible for and shall control, at its expense, the preparation, filing, prosecution, grant, and maintenance of any Patent Rights claiming only Phytera Technology and shall consult with Galileo on, and give Galileo a reasonable opportunity to review, all such filings to the extent they directly relate to the Collaborative Research Program. Galileo shall be responsible for and shall control, at is expense, the preparation, filing, prosecution, grant, and maintenance of all Patent Rights claiming only Galileo Technology and shall consult with Phytera on, and give Phytera a reasonable opportunity to review, all such filings to the extent they relate directly to the Collaborative Research Program. In the case of Joint Technology, the Committee will decide whether to seek Joint Patent Rights claiming that Technology or to maintain that Technology as a trade secret. The Committee will also decide whether to seek Patent Rights claiming both Phytera Technology and Galileo Technology in one filing, which also constitutes a Joint Patent Right. If the Committee decides to seek any Joint Patent Rights, the parties shall jointly prepare, file, prosecute, and maintain such Patent Rights, and all related expenses shall be borne equally by the parties.

     7.5   Assumption of Rights by Other Party. In the event that a party
           -----------------------------------
desires to decline responsibility for obtaining or maintaining Patent Rights in a country for any of its Technology that is developed or discovered in connection with the Program, such party will notify the other party before taking such action and, upon request, will allow the other party to assume responsibility for, and all expenses relating to, the relevant Patent Rights in those countries; provided, however, that neither party shall have the right to seek patent protection for any Technology that a party has decided, in its discretion, to maintain as a trade secret. In the event that a party desires to cease further payment of patent-related expenses for a Joint Patent Right in any country, such party may assign to the other party all rights in that Joint Patent Right in such country and thereafter have no further obligation to pay such expenses.

                                     p.19

     7.6  Cooperation. Each party agrees to cooperate fully in the preparation,
          -----------
filing, prosecution, and maintenance of all Patent Rights claiming Technology arising from the Program. Such cooperation includes, without limitation, (i) promptly executing all papers and instruments, or requiring its employees, consultants, and agents to execute such papers and instruments, as reasonable and appropriate so as to enable one or both parties to file, prosecute, and maintain such Patent Rights in any country; (ii) promptly informing the other party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patent Rights; and (iii) undertaking no actions that are potentially deleterious to the preparation, filing, or prosecution of any such Patent Rights.

     7.7  Abandonment of Joint Patent Rights. In the event that the parties fail
          ----------------------------------
to complete the Program due to lack of merit pursuant to Section 4.2 above, the parties shall discuss in good faith whether to abandon any unpublished patent applications within the Joint Patent Rights relating to the Program. The parties recognize that publication of such Joint Patent Rights could adversely affect each of their interests after reversion occurs under such Section 4.2.

8.   Research Materials.
     ------------------

     8.1  Ownership of Research Materials. In the course of the Program, one
          -------------------------------
party (the "Provider") may transfer to the other party (the "Recipient") certain of its research materials. The Recipient acknowledges and agrees that such research materials are and shall be owned by the Provider. The Recipient agrees to execute and deliver any documents of assignment or conveyance to effectuate the ownership rights of the Provider in such research materials. Specifically, Galileo acknowledges and agrees that all Library Extracts provided to Galileo in the Program are proprietary to and owned by Phytera and are or may be covered by claims of Phytera Patent Rights.

     8.2  Use and Transfer of Research Materials. Except as otherwise agreed by
          --------------------------------------
the Committee, the Recipient agrees to use research materials provided by the Provider solely for purposes set forth in this Agreement and shall not distribute such research materials to any third party other than its employees and consultants who are working on the Program.

     8.3  Additional Restrictions for Proprietary Research Materials. In the
          ----------------------------------------------------------
case of proprietary research materials furnished by a Provider, Recipient agrees
(i) not to transfer such proprietary research materials to any third party without the prior written consent of the Provider, (ii) to permit access to the proprietary research materials only to its employees and consultants requiring such access, (iii) to inform such employees and consultants of the proprietary nature of the proprietary research materials, and (iv) to take reasonable precautions, at least as stringent as those observed by Recipient to protect its own proprietary materials, to ensure that such employees and consultants observe the obligations of Recipient under this Section 8.3.

                                     p.20

     8.4  Disposition of Unused Research Materials. At the request of Provider,
          ----------------------------------------
Recipient will return or destroy any unused research materials furnished by Provider.

     8.5  Compliance with Law. Recipient agrees to comply with all federal,
          -------------------
state, and local laws and regulations applicable to the use, storage, disposal, and transfer of research materials furnished by Provider, including without limitation the Toxic Substances Control Act (15 USC 2601 et seq.) and
                                                         ------
implementing regulations (in particular, 40 CFR 720.36 [Research and Development Exemption]), the Food, Drug, and Cosmetic Act (21 USC 301 et seq.) and
                                                          ------
implementing regulations, and all Export Administration Regulations of the Department of Commerce. Recipient assumes sole responsibility for any violation of such laws or regulations by Recipient or any of its Affiliates or Sublicensees.

     8.6  Limitation of Liability. Galileo and Phytera specifically disclaim any
          -----------------------
guarantee that the collaboration contemplated by this Agreement will be successful, in whole or in part. The failure of the parties to successfully develop Lead Molecules or Candidate Compounds will not constitute a breach of any representation or warranty or other obligation under this Agreement. Neither Galileo nor Phytera makes any representation or warranty or guaranty that the collaboration contemplated by this Agreement will be successful. Any research materials delivered pursuant to this Agreement are understood to be experimental in nature and may have hazardous properties. Recipient of such research materials should assume that the compounds are dangerous and should use appropriate precautions. PHYTERA AND GALILEO MAKE NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE RESEARCH MATERIALS FURNISHED TO RECIPIENT AND THE ASSAYS. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE RESEARCH MATERIALS OR THE ASSAYS WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

9.   Confidentiality.
     ---------------

     9.1  Confidential Information. From time to time during the term of this
          ------------------------
Agreement, and in order to carry out the provisions of this Agreement, it may be necessary for one of the parties to disclose Confidential Information to the other. For the purposes of this Agreement, Confidential Information shall include the Extracts, including the identity of the Extracts, supplied by Phytera under this Agreement, the data generated by the Collaboration or any other activity conducted pursuant to this Agreement, the Lead Extracts, the Lead Molecules, Phytera's cell culture techniques and any strategies, plans or developments relating to any of the foregoing, the identity of the Assays and Galileo's protocols for the Assays, the business, financials, technology, research strategy, employees, infrastructure, collaborators, advisors, consultants, Boards of Directors and Scientific Advisory Boards of Phytera and Galileo, respectively, and their respective Affiliates.

                                      p.21

     9.2  Non-Disclosure Obligations.
          --------------------------

          (a) The recipient of such Confidential Information (the "Recipient") undertakes to treat any and all of such Confidential Information as the other party may disclose (the "Discloser") to the Recipient during the term of this Agreement and for a period of ten (10) years thereafter as strictly confidential and shall not divulge it to any third party for any purpose whatsoever and shall not make use of such Confidential Information or any part thereof for any purpose other than carrying out the terms of this Agreement without the Discloser's prior written consent. Any data or information generated by or as a result of the Collaboration or any other activity conducted pursuant to this Agreement or any data or information with respect to the Library Extracts, or the Patent Rights hereunder shall not be disclosed to any third party nor be used for any purpose other than carrying out the terms of this Agreement without the other party's written consent.

          (b) In the event that the Recipient visits any of the establishments of the Discloser, the Recipient undertakes that any further Confidential Information which may come to the Recipient's knowledge, as a result of any such visit, shall be deemed to be Confidential Information and shall be subject to the provisions of Paragraph (a) of this Section 9.2.

     9.3  Limitations. The undertakings in Paragraphs (a) and (b) of this
          -----------
Section 9.2 shall not apply to information that (i) at the time of disclosure is published or otherwise generally available to the public; (ii) after disclosure by Discloser is published or becomes generally available to the public otherwise than through any act or omission on the part of Recipient; (iii) the Recipient can establish by written documentation that such information was in its possession at the time of disclosure and that such information was not acquired directly or indirectly from the Discloser; (iv) was rightfully acquired from a third party who did not obtain it under pledge of secrecy to the Discloser or another party; or (v) was required to be disclosed by law.

     9.4  Samples. Galileo shall not supply or send any samples of Extracts to
          -------
any third party, other than to regulatory agencies as required by law, unless the sending of such samples shall have been approved by the Committee and such samples are subject to Section 8 of this Agreement.

     9.5  Publications.
          ------------

          (a)  Procedure. Phytera and Galileo recognize the need to obtain valid
               ---------
patent protection. Consequently, Phytera, Galileo and their respective employees and consultants and any other Third Party wishing to make a publication (including any oral disclosure made

                                      p.22
without obligation of confidentiality) relating to work performed by such party as part of the collaboration described in this Agreement (the "Publishing Party") shall deliver to the other party (the "Reviewing Party") a copy of the proposed written publication at least ninety (90) days prior to submission for publication, or an abstract of such oral disclosure at least thirty (30) days prior to submission of the abstract or the oral disclosure, whichever is earlier. The Reviewing Party shall have the right (i) to propose modifications to the publication for patent reasons, (ii) to request a delay in publication or presentation in order to protect patentable information, or (iii) to request that the information be maintained as a trade secret and, in such case, the Publishing Party shall not make such publication or disclosure. If the Reviewing Party requests a delay as described in clause (ii) in the preceding sentence, the Publishing Party shall delay submission or presentation of the publication for a period sufficient to enable protection of the Reviewing Party's rights in such information to be filed.

          (b)  Resolution. Only upon the receipt of written approval of the
               ----------
Reviewing Party may the Publishing Party proceed with the written publication or the oral presentation.

     9.6  Injunctive Relief. The parties hereto understand and agree that
          -----------------
remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 9 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 9. It is understood that such injunctive relief is intended solely as provisional relief pending the dispute resolution procedures described in Section 12 below.

10.  Representations and Warranties
     ------------------------------

     10.1 General. Each party warrants and represents to the other that it has
          -------
the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to perform fully its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement.

     10.2 Services. Each party warrants and represents to the other that it
          --------
shall conduct its activities in a good scientific manner and in compliance with all applicable good laboratory and manufacturing practices and all applicable legal requirements.

11.  Indemnity.
     ---------

     11.1 Indemnity Obligations. Each party shall indemnify and hold harmless
          ---------------------
the other party and its officers, directors, employees and agents from and against all liabilities, claims, actions and proceedings and all expenses arising in connection therewith (including without limitation, damages, judgments, awards, costs and attorney's fees and disbursements)

                                      p.23
which they may incur or which may be asserted against them arising out of or by reason of the activities of such party, its Affiliates or Licensees, or by their respective officers, directors, employees or agents pursuant to this Agreement with the exception of those arising from the intentional wrongful actions or gross negligence of the other party or any of its employees or agents or from the breach of any representation, warranty or obligation of the other party as specified herein.

     11.2 Procedure. Promptly after learning of the occurrence of any event
          ---------
which gives rise to its rights under the provisions of Section 11.1, the indemnified party shall notify the other party in writing of any such matter. The indemnified party shall cooperate with the other party in the negotiation, compromise and defense of any such matter. The indemnifying party shall be in charge of and control such negotiations, compromise and defense. In no event shall the indemnified party compromise or settle any such matter without the prior consent of the other party and such party shall not be bound by any such compromise or settlement without its prior written consent.

12.  Arbitration
     -----------

     12.1 Selection of the Arbitrator. Other than the decision to proceed with
          ---------------------------
Phase II, which shall in all events require the unanimous determination of the Committee, any controversy or dispute between Phytera and Galileo arising out of or relating to this Agreement or the breach by either party thereof that cannot be resolved by mutual accord shall be settled by binding arbitration in accordance with this Section 12. The Committee shall institute these arbitration provisions in the event it becomes deadlocked by giving notice to each of the parties that it is electing to arbitrate the matter or matters in dispute. Such arbitration shall take place in Boston, Massachusetts. The Committee shall select an arbitrator during the 30 days following the notice of arbitration. If the Committee is not able to agree on an arbitrator, an arbitrator shall be chosen by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The parties shall facilitate the arbitration by participating in discovery and permitting depositions to be taken. All such discovery and depositions shall be completed within 90 days after the arbitrator is chosen.

     12.2 Decisions of the Arbitrator. All decisions and awards rendered by the
          ---------------------------
arbitrator shall be binding upon the parties hereto and will be final as to all questions submitted to the arbitrator. The parties hereto shall execute promptly all decisions and awards of the arbitrator. The arbitrator shall have authority to award expenses (including fees of counsel and any experts) in such manner as the arbitrator determines is just and equitable. The decision of the arbitrator may be entered in any court having jurisdiction over either or both parties.

13.  Miscellaneous.
     -------------

     13.1 Publicity. Except as provided in Section 9.5 above, no press release,
          ---------
advertising,

                                      p.24
promotional sales literature, or other promotional oral or written statements to the public in connection with or alluding to work performed under this Agreement or the relationship between the parties created by it, having or containing any reference to Phytera or Galileo, shall be made by either party without the prior written approval of the other party, except for restatements of previously approved statements and disclosures required by applicable law or regulation.

     13.2 Relationship of Parties. For the purposes of this Agreement, each
          -----------------------
party is an independent contractor and not an agent or employee of the other party. Neither party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for herein or authorized in writing. In particular, (i) neither party shall represent to creditors or vendors that such party has any authority to obligate or bind the other party, and shall affirmatively correct any misconception to that effect and (ii) neither party shall use the name of the other party in connection with such transactions without the prior written consent of the other party, which consent may be withheld in its sole discretion.

     13.3 Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     13.4 Headings. All headings in this Agreement are for convenience only and
          --------
shall not affect the meaning of any provision hereof.

     13.5 Binding Effect. This Agreement shall inure to the benefit of and be
          --------------
binding upon the parties and their respective lawful successors and assigns.

     13.6 Assignment. This Agreement may not be assigned by either party without
          ----------
the prior written consent of the other party, except that either of the parties may assign this Agreement to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement. Each Party under this Agreement shall have the right to assign to an Affiliate all rights and obligations under this Agreement.

     13.7 Notices. All notices, requests, demands and other communications
          -------
required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized national overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid, to the following addresses or facsimile numbers:

     If to Galileo:
                         Galileo Laboratories, Inc.
                         935 E. Arques Avenue
                         Sunnyvale, CA 94086

                                      p.25

                         Attn:  Dr. Guy Miller, Chairman & CEO
                         Tel: (408) 524-6200
                         Fax: (408) 524-6210

     with a copy (which shall not constitute notice) to:

                         Wilson, Sonsini, Goodrich & Rosati
                         1117 California Avenue
                         Palo Alto, CA 94304
                         Attn:  Michael O'Donnell, Esq.
                         Tel: (650) 493-9300
                         Fax: (650) 493-6811

     If to Phytera:
                         Phytera, Inc.
                         377 Plantation Street
                         Worcester, MA 01605
                         Attn:  Dr. Malcolm Morville, President
                         Tel: (508) 792-6800
                         Fax: (508) 792-1339

     with a copy (which shall not constitute notice) to:

                         Palmer & Dodge LLP
                         One Beacon Street
                         Boston, MA  02108
                         Attn:  Lynnette C. Fallon, Esq.
                         Tel: (617) 573-0220
                         Fax: (617) 227-4420

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section 13.8.

     13.9  Amendment and Waiver. This Agreement may be amended, supplemented, or
           --------------------
otherwise modified at any time, but only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     13.10 Governing Law. This Agreement and the legal relations among the
           -------------
parties shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, irrespective of any conflict of laws principles.

                                      p.26

     13.11 Severability. In the event that any provision of this Agreement
           ------------
shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein.

     13.12 Entire Agreement. This Agreement constitutes the entire agreement
           ----------------
between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings between the parties.

                                      p.27

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.


                                   GALILEO LABORATORIES, INC.


                                   By:  /s/ Guy Miller
                                        --------------------------------------
                                        Dr. Guy Miller
                                        Chairman and Chief Executive Officer


                                   PHYTERA, INC.


                                   By:  /s/ Malcolm Morville
                                        --------------------------------------
                                        Dr. Malcolm Morville
                                        President and Chief Executive Officer

                                      p.28

                                  Appendix A

                               Statement of Work
                               -----------------

[









                                                                 ]*


___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                      p.29